Exhibit 99.1

Relmada Therapeutics, Inc. Provides Its First Corporate Update as a Public Company

Material Progress on All Fronts in 2014 Leave Company Strongly Positioned to Unlock the Value of its Robust Pain Product Pipeline

New York, NY September 9, 2014 – Relmada Therapeutics, Inc., (OTCBB: RLMD), a Nevada corporation (the “Company”) developing novel therapies for the treatment of chronic pain, today announced that is has filed its Form 10-K with the SEC, showing the Company’s significant strides in 2014. The Company has made significant progress scientifically, financially and structurally in the implementation of its business strategy and is pleased to provide its first corporate update as a public company.

KEY ACHIEVEMENTS IN 2014

●	Completed Going Public Transaction

●	Strengthened the Balance Sheet with Successful Offerings Totaling $28 million

●	Radically Strengthened the Company Infrastructure with Key Executive Hires

●	Name Change and New Ticker Symbol, RLMD

●	Filed an S-1 Share Registration Statement

●	Progressed Clinical Development for the Entire Pipeline toward Meeting Several Key Milestones

“The launch of Relmada Therapeutics as a public company and the recent corporate milestones that we have achieved have laid a strong foundation for Relmada’s success” said Sergio Traversa, CEO of Relmada. “Relmada has worked hard to secure the capital and talent necessary to reach our goal, to establish ourselves as a leader within the $13.0 billion U.S. prescription pain management market.

“We are fully aware how big a problem, and therefore, how great an opportunity pain treatment represents. Pain affects more Americans than diabetes, heart disease and cancer combined, and we are committed to developing safe and effective solutions to address this epidemic. We are confident that the proper execution of our corporate strategy and the talent and dedication of our scientific team will result in the creation of significant value for our shareholders“.

ACHIEVEMENTS AND HIGHLIGHTS FOR 2014 YTD

●	Completed Going Public Transaction

Relmada went public via a reverse merger in May 2014. Associated with the going-public transaction, Relmada completed equity capital raises totaling gross proceeds of $28 million. This strong balance sheet is expected to enable the Company to achieve major milestones and enter into the next stage in its growth. With the capital available Relmada expects to be able to achieve clinical proof of concept for d-methadone and BuTab ER, prepare for the phase III for LevoCap ER and complete its phase I programs for MepiGel. Each of these milestones has the potential of becoming a significant inflection point in the search for improved treatment of pain conditions and in the value of the Company. The access to public markets provides liquidity for investors and these financings also represent a key step ahead in the process of uplisting to a major stock exchange as soon as it is feasible.

●	Name Change and New Ticker Symbol, RLMD

On August 6, 2014 the Financial Industry Regulatory Authority (FINRA) approved the name change to Relmada Therapeutics, Inc. and assigned a new trading symbol, RLMD. The Company also received a new CUSIP number, 75955J105 for its common stock.

●	Filed an S-1 Share Registration Statement

On July 1, 2014 Relmada filed an S-1 share registration statement. The Company anticipates that the S-1 should become effective in the fourth quarter of this year, meeting the major milestone of providing liquidity to investors that have supported the Relmada up to this point. This release does not constitute an offer of any securities for sale.

●	Radically Strengthened the Company Infrastructure with Key Executive Hires

In February 2014, Relmada appointed Dr. Eliseo Salinas, MD, MSC as President and Chief Scientific Officer. Dr. Salinas has over 20 years’ experience in the field. Before joining Relmada, Dr. Salinas was Executive Vice President, Head of Development and Chief Medical Officer of Elan Pharmaceuticals, Senior Vice President - Head of Research and Development and Chief Medical Officer of Adolor Corporation, Executive Vice President, Specialty Pharma, Research and Development and Chief Scientific Officer of Shire plc and held roles of increasing responsibility in research and development at Wyeth-Ayerst Research, including head of worldwide CNS Clinical Development.

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Supporting him are Richard M. Mangano, PhD, and Fai Jim, Ph.D, who joined as Senior VP of Clinical Development and VP of Chemistry, Manufacturing and Controls respectively. Dr. Mangano has extensive experience leading global R&D programs in both large and small pharmaceutical companies including positions in discovery and clinical research at Hoffmann-La Roche, Lederle Laboratories, Wyeth-Ayerst Research and Adolor Corporation. Dr. Jim has over 15 years of CMC experience, which includes formulation development, technology transfer, and quality assurance.   Prior to joining Relmada, she established the CMC Compliance Team and R&D department at Yabao Pharmaceutical Co. in Beijing, successfully setting up an FDA-approved cGMP manufacturing facility while developing products for the global submission.

Relmada has also made significant additions to its Board. Shreeram N. Agharkar, PhD, former Vice President, Deputy Head, Global Chemistry, Manufacturing & Control and Scientific Affairs at Sanofi joined the board in February 2014 and brings over 40 years’ of experience to Relmada. Under his leadership and direction, his team contributed to CMC development and global registration of over 30 new products. Also joining the Board is Nabil M. Yazgi, MD, a director since February 2014. Dr. Yazgi has practiced Neurology and Pain Management for 25 years. His professional memberships include American Academy of Neurology and the Neurological Association of New Jersey. Dr. Yazgi brings to Relmada the extraordinary value of having treated patients with pain for over 25 years.

●	Progressed Clinical Development for the Entire Pipeline toward Meeting Several Key Milestones

During the first part of 2014 Relmada’s corporate achievements and ability to attract capital have set the stage for an intense drug development program. Significant milestones expected over the next eighteen months include achievement of the clinical proof of concept for two key programs, d-methadone and BuTab ER, the initiation of the clinical development program for MepiGel and the preparation work required to start the PIII program for LevoCap.

PLANNED 2014/2015 MILESTONES

●	S-1 Effective
●	Start BuTab Proof of Concept Trial
●	Initiate d-methadone Clinical Development
●	Establish LevoCap Multi-Modal Mechanism of Action via Pharmacology Studies
●	LevoCap End of Phase 2 FDA Meeting
●	BuTab Proof of Concept Results
●	Initiate MepiGel Clinical Development
●	Interim Results from d-methadone Phase II Proof of Concept Trial
●	Uplist to a National Stock Exchange

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“The Company has made significant and material advances during the first part of 2014,” said Sergio Traversa. “Next, our focus is on executing our plans and delivering results in order to continue meeting our ambitious goals on time and on budget. We are fortunate to be in a very strong position in all aspects, from the quality of the team to the potential of the pipeline and the strength of the balance sheet. Those factors, combined with our strong motivation position Relmada to be the success that we all know it can become. We look forward to transparently and frequently updating our shareholders and the market as we execute our strategic plan.”

About Relmada Therapeutics Inc.

Relmada Therapeutics is a clinical stage, public specialty pharmaceutical company, focused on developing novel versions of proven drug products together with new chemical entities that potentially address areas of high unmet medical need in the treatment of pain. The Company has a diversified portfolio of four lead products at different stages of development.  The Company's product development efforts are guided by the internationally recognized scientific expertise of its research team with input from world-class scientific advisors.  The Company's approach is expected to reduce overall clinical development risks and costs while potentially delivering valuable products in areas of high unmet medical needs.

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  The forward-looking statements may include statements regarding product development, product potential, or financial performance.  No forward-looking statement can be guaranteed and actual results may differ materially from those projected.  Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.  Visit our website at, www.relmada.com

Contact

Sergio Traversa, CEO

Relmada Therapeutics Inc.

Tel: 646-801-8112

straversa@relmada.com

Media contact:

Janet Vasquez

JV Public Relations NY

Tel: 212-645-5498

jvasquez@jvprny.com